Exhibit 10.1
HearUSA, INC.
CONVERTIBLE SUBORDINATED NOTES
CONVERSION AGREEMENT
     THIS CONVERSION AGREEMENT is made as of the 9th day of April, 2007 (“Agreement”) by and among HEARUSA, INC., a Delaware corporation (the “Company”) and persons named on the signature page hereto who were investors in the Company’s December 2003 private placement pursuant to that Purchase Agreement dated as of December 18, 2003 (the “2003 Purchase Agreement”) (each a “Purchaser” and collectively the “Purchasers”).
Recitals
     Pursuant to the 2003 Purchase Agreement, the Purchasers purchased and the Company sold Units, each Unit consisting of (i) $500,000 in principal amount of the Company’s 2003 Convertible Subordinated Notes due November 2008 (the “Notes”), which Notes are convertible into shares of common stock of the Company, par value $0.10 per share (the “Common Stock”), and (ii) a warrant (“Warrant”) to purchase an aggregate of 142,850 shares of Common Stock;
     The persons who are executing this Agreement constitute all but one of the purchasers under the Purchase Agreement, that person having purchased one Unit (the “Non-Participating Purchaser”);
     The parties hereto desire to facilitate the immediate conversion of the Notes and exercise of the related Warrants irrespective of the lack of participation in this transaction by the Non-Participating Purchaser;
     NOW THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1.      Warrant Exercise Price. Effective on the Closing Date (defined below), and subject to all transactions contemplated by this Agreement being consummated as provided for in this Agreement, the exercise price of the Warrants (the “Warrant Price”) held by the Purchasers shall be reduced from $1.75 per share to $0.70 per share. The parties hereto expressly agree that, notwithstanding any prior agreement to the contrary, and specifically notwithstanding Section 3(c) of the Notes and paragraph 9(a) of the Warrant, this reduction in the Warrant Price shall not be deemed to be an event giving rise to any further adjustment to the Warrant Price or an adjustment to the conversion price of the Notes held by the Purchasers. The Purchasers acknowledge that the warrant exercise price of the Non-Participating Purchaser and the holders of finder warrants issued in connection with the 2003 transaction shall by operation of the terms of the Warrant be reduced to $0.70 per share.

     2.      Elimination of Warrant Cashless Exercise Feature. Effective on the Closing Date (defined below), and subject to all transactions contemplated by this Agreement being consummated as provided for in this Agreement, the parties agree that the Warrants held by the Purchasers may be exercised only for cash and paragraph 3(c) of the Warrants shall be of no force and effect.
     3.      Closing. On March 26, 2007, or such other date to be determined by the parties (the “Closing Date”), at the offices of Bryan Cave LLP, 700 13th Street, N.W., Washington DC 20005, the following events will occur (the “Closing”):
(a)      Pre-payment of Note. The Company shall pay to the Purchasers in cash an aggregate amount of $409,314 in principal on the Notes, plus accrued and unpaid interest up to the date of prepayment, to each Purchaser on a pro rata basis, and shall pay to the Non-Participating Purchaser principal and interest totaling $375,000, such that the total principal amount outstanding on all Notes on the Closing Date will not exceed $5,500,000. Attached as Schedule 1 is the cash payment amount payable to each of the Purchasers and to the Non-Participating Purchaser pursuant to this paragraph 3(a). Each of the Purchasers waives its right to receive additional principal payments as a result of the principal pre-payment to the Non-Participating Purchaser.
(b)      Conversion of Notes. Each Purchaser, severally, shall convert all outstanding principal amounts under its Note into Common Stock by delivering to the Company a fully executed notice of conversion (using the form of notice attached to the Note) (“Conversion Notice”) and each such Note shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock as determined by dividing the outstanding Principal Amount being converted by the Conversion Price of $1.75. Attached as Schedule 2 is the Note conversion schedule setting forth the name of each Purchaser and the number of shares of Common Stock into which its Note shall be converted pursuant to the provisions of this Agreement. At the Closing, the Company shall deliver to each of the Purchasers a certificate or certificates, free of restrictive legend, representing the number of shares of Common Stock being acquired upon the conversion of the Note (“Note Shares”).
(c)      Exercise of Options. Each Purchaser, severally, shall exercise all of its Warrants into Common Stock by delivering to the Company a fully executed Warrant exercise notice (using the form of notice attached to the Warrant) and payment in full of the Warrant Price (which for the purposes of this Agreement shall be $0.70 multiplied by the number of shares subject to such Warrant). Attached as Schedule 3 is the Warrant exercise schedule setting forth the name of each Purchaser, the amount of such Purchaser’s Warrant Price and the number of shares of Common Stock such Purchaser will purchase upon exercise of its Warrant (“Warrant Shares”). At the Closing, the Company shall deliver to each of the Purchasers a certificate or certificates, free of restrictive legend, representing the Warrant Shares purchased by such Purchaser.
All actions at the Closing and all transactions occurring at the Closing shall be deemed to take place simultaneously and no transactions shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered.

     4.      Conditions to Closing. The respective obligations of the Company and the Purchasers to effect the Closing shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions, any of which may be waived, in writing, by mutual written instrument of the Purchasers and the Company:
(a)      AMEX Listing Application. The Company will have obtained approval of the American Stock Exchange, if required, for an amendment to the original additional listing application covering the Note Shares and the Warrant Shares to reflect this Agreement;
(b)      Prospectus Supplement. If required or if requested by the Purchasers in writing, the Company shall generate and cause to be filed with the Securities and Exchange Commission a 424(b) prospectus supplement to the current base prospectus of that Form S-3 registration statement (Registration No. 333-115399) covering resales of the Common Stock underlying the Notes and Warrants.
(c)      Satisfactory Deliveries. Each of the agreements, instruments and other documents to be delivered by the Company and by the Purchasers as set forth above shall be in a form and substance reasonably satisfactory to the Company and the Purchasers.
(d)      Purchaser Investment Representations. The representations and warranties of the Purchasers in this Agreement shall be true and correct in all material respects on and as of the Closing Date.
     5.      Representations of the Purchasers. Each of the Purchasers hereby severally, and not jointly, represents and warrants to the Company that:
(a)      Purchase for Own Account. The Note Shares and the Warrant Shares are being acquired by the Purchaser for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof and the Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same.
(b)      Investment Experience. The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the shares and has such knowledge and experience in financial or business matters and in private placement transactions of companies similar to the Company so that it is capable of evaluating the merits and risks of the purchases contemplated by this Agreement.
(c)      Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act of 1933, as amended (the “1933 Act”).
(d)      Disclosure of Information. The Purchaser has had the opportunity to ask questions and receive answers from the Company relating to this purchase and has received documents and other information from the Company regarding the Company and its business and financial condition.

     6.      Miscellaneous.
(a)      Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.
(b)      Successors and Assigns. This Agreement may not be assigned by the Company or any of the Purchasers without the prior written consent of the Company, in the case of an assignment by a Purchaser, or of all of the Purchasers, in the case of an assignment by the Company. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in the Purchase Agreement.
(c)      Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
(d)      Expenses. The parties hereto shall bear their own costs and expenses in connection herewith.
(e)      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
(f)      Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
(g)      Entire Agreement. This Agreement constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof, provided however that the parties expressly acknowledge and agree that the foregoing in no way alters or supersedes the terms and conditions of that Confidentiality Agreement executed by and between the Company and each of the Purchasers.
(h)      Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements contained herein.

(i)      Purchasers Not a Group. Nothing contained herein or in any other document contemplated hereby, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute any of the Purchasers as a partnership, an association, a joint venture or any other kind of entity or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby or thereby. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel or advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other document contemplated hereby, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURE PAGES FOLLOW.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Company: HEARUSA, INC.
By:
Name:
Title:

The Purchasers:

Alexandra Global Master Fund By:	Atlas Capital Master Fund, L.P. By:

Atlas Capital (Q.P.), L.P. By:	Kennebec Resources, Inc. By:

Micro Capital Fund Ltd. By:	Micro Capital Fund L.P. By:

Selz Family 1997 Trust By:	Selz Capital LLC By:

Sherleigh and Associates, Inc. Profit Sharing Plan	Siar Capital By:
By:

Schedule 1

	Original	Balance On	Payment On	Payment to	Balance
	Note	Closing Date	Closing Date	Flyline
Alexandra Global Master Fund	$1,000,000.00	$833,333.33	$58,473.47		$774,859.87
					$—
Atlas Capital Master Fund, L.P.	$1,500,000.00	$1,250,000.00	$87,710.20		$1,162,289.80
					$—
Atlas Capital (Q.P.), L.P.	$500,000.00	$416,666.67	$29,236.73		$387,429.93
					$—
Flyline Holdings, Ltd.	$500,000.00	$416,666.67	$—	$375,000	$41,666.67
					$—
Kennebec Resources Inc.	$500,000.00	$416,666.67	$29,236.73		$387,429.93
					$—
Micro Capital Fund Ltd	$150,000.00	$125,000.00	$8,771.02		$116,228.98
					$—
Micro Capital Fund L.P.	$350,000.00	$291,666.67	$20,465.71		$271,200.95
					$—
Selz Family 1997 Trust, Selz Capital LLC	$1,000,000.00	$833,333.33	$58,473.47		$774,859.87
					$—
Sherleigh and Associates, Inc., Profit Sharing Plan	$1,000,000.00	$833,333.33	$58,473.47		$774,859.87
					$—
Siar Capital / Jack Silver	$1,000,000.00	$833,333.33	$58,473.47		$774,859.87

Total	$7,500,000.00	$6,250,000.00	$409,314.27	$375,000.00	$5,465,685.73

Schedule 2

	Balance To	Number of	Number of
	Be Converted	Shares to Issue	Shares Remaining
		(conversion @ 1.75)	(not converted @ 0.70)
Alexandra Global Master Fund	$774,859.87	442,777	—

Atlas Capital Master Fund, L.P.	$1,162,289.80	664,166	—

Atlas Capital (Q.P.), L.P.	$387,429.93	221,389	—

Flyline Holdings, Ltd.	$41,666.67	—	59,524

Kennebec Resources Inc.	$387,429.93	221,389	—

Micro Capital Fund Ltd	$116,228.98	66,417	—

Micro Capital Fund L.P.	$271,200.95	154,972	—

Selz Family 1997 Trust, Selz Capital LLC	$774,859.87	442,777	—

Sherleigh and Associates, Inc., Profit Sharing Plan	$774,859.87	442,777	—

Siar Capital / Jack Silver	$774,859.87	442,777	—

Total	$5,465,685.73	3,099,439.47	59,524

Schedule 3

	Payment	Number of
	To Exercise	Warrants
Alexandra Global Master Fund	$199,990	$285,700

Atlas Capital Master Fund, L.P.	$299,985	$428,550

Atlas Capital (Q.P.), L.P.	$99,995	$142,850
		$—
Flyline Holdings, Ltd.	$—	$142,850

Kennebec Resources Inc.	$99,995	$142,850

Micro Capital Fund Ltd	$29,999	$42,855

Micro Capital Fund L.P.	$69,997	$99,995

Selz Family 1997 Trust, Selz Capital LLC	$199,990	$285,700

Sherleigh and Associates, Inc., Profit Sharing Plan	$199,990	$285,700

Siar Capital / Jack Silver	$199,990	$285,700

Total Notes Warrants	$1,399,930	$2,142,750

Finder warrants	$—	$118,000

Jack Silver consulting warrants	$350,000	$500,000

	$1,749,930	$2,760,750